EXHIBIT 10.3
OMNICOM
2026 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AGREEMENT

GRANT NOTICE
Unless otherwise defined herein, capitalized terms used in this Grant Notice (the “Grant Notice”) and the Restricted Stock Unit Agreement attached as Exhibit A to this Grant Notice (collectively, the “Agreement”) have the meanings given in the Omnicom 2026 Incentive Award Plan (as amended, restated and/or otherwise modified from time to time, the “Plan”).
You have been granted Restricted Stock Units (“RSUs”), subject to the terms and conditions of the Plan and this Agreement.

Employee:	Participant Name
Grant Date:	Grant Date
Total Number of RSUs:	Number of Awards Granted
Vesting Schedule:
Subject to the Employee remaining a Qualified Employee through the applicable Vesting Date and subject to the terms of the Agreement and the Plan, the RSUs shall vest (i) as to 20% of the RSUs, on [_______] (the “First Vesting Date”) and (ii) as to the remainder, in equal installments on each of the next four anniversary dates of the First Vesting Date (together with the First Vesting Date, each of such dates being referred to herein as a “Vesting Date”).

Your signature below, which may be accomplished through electronic means approved by Omnicom, indicates your agreement and understanding that the RSUs are subject to all of the terms and conditions contained in this Agreement, including the Grant Notice, the Restricted Stock Unit Agreement attached as Exhibit A to this Grant Notice, the Plan and the restrictive covenants set forth in Section 6 of Exhibit A. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF EXHIBIT A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE RSUs.

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EMPLOYEE:

Print Name:	Participant Name

EXHIBIT A

OMNICOM
2026 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AGREEMENT

1.Award of RSUs. Omnicom has granted the Employee that number of RSUs set forth in the Grant Notice. Each RSU represents the right to receive one Share. However, unless and until the RSUs have vested, the Employee shall have no right to the payment of any Shares subject thereto. Prior to the actual payment of any Shares, such RSUs shall represent an unsecured obligation of Omnicom, payable (if at all) only from the general assets of Omnicom.
2.Dividends, Rights as Shareholder and Custody.
a)Unless determined otherwise by the Committee, the Employee shall not be entitled to receive any payments with respect to the RSUs, adjustments to the RSUs or other benefits under this Agreement as a result of the payment of any ordinary dividend where the record date for such ordinary dividend occurs before the date the applicable RSU is actually settled in accordance with Section 2(b) below. In the event of an extraordinary dividend prior to such settlement date, Article 10 of the Plan shall govern, provided that the Company may satisfy any obligation it may have pursuant to Section 10.1(a) of the Plan by making a payment to the Employee of an amount of cash or other property, as applicable, equal to the per share amount of such extraordinary dividend, less applicable withholdings.
b)No Shares shall be issued to the Employee prior to the date on which the RSUs vest. Promptly following the vesting of RSUs pursuant to this Agreement, Shares evidencing such RSUs shall be transferred into the Employee’s brokerage account or participant trust maintained with the administrator of the Plan (the “Brokerage Account”) or, at Omnicom’s sole discretion, stock certificate(s) shall be issued and delivered to the Employee (or his/her permitted transferees) by Omnicom. Neither the Employee nor any person claiming under or through the Employee shall have any of the rights or privileges of a stockholder of Omnicom in respect of any Shares deliverable hereunder unless and until such Shares have been deposited in the Employee’s Brokerage Account or certificates representing such Shares (which may be in book entry form) have been issued and recorded on the records of Omnicom or its transfer agents or registrars, and delivered to the Employee. Except as otherwise provided herein, after such issuance, recordation and delivery, the Employee shall have all the rights of a stockholder of Omnicom with respect to such Shares.
3.Vesting and Forfeiture; Tax Withholding.
a)The Employee shall vest in the RSUs in accordance with the vesting schedule set forth in the Grant Notice; provided, that, subject to paragraphs (b) – (d) below, in the event the Employee incurs a Disqualification, the Employee’s right to vest in the RSUs and to receive the Shares related thereto shall terminate effective as of the Disqualification Date and the Employee shall have no further rights to such RSUs or the related Shares.
b)In the event of a Disqualification prior to a Vesting Date by reason of the death of the Employee, all of the RSUs not yet vested shall vest and become nonforfeitable on the Disqualification Date.

c)In the event of a Disqualification prior to a Vesting Date by reason of the Disability of the Employee, a portion of the then unvested RSUs shall vest and become nonforfeitable on the Disqualification Date, such portion (rounded up to the nearest full RSU) to be equal to the sum for each remaining Vesting Date of (i) the total number of RSUs which would vest on such Vesting Date multiplied by (ii) a fraction, (A) the numerator of which shall be the number of full calendar months between the Grant Date and the Disqualification Date and (B) the denominator of which shall be the number of full calendar months between the Grant Date and such Vesting Date.
d)The Employee acknowledges that upon a Change in Control prior to a Vesting Date, Article 10 of the Plan shall govern.
e)Any RSUs not vested on the Disqualification Date shall be immediately forfeited without consideration.
f)Notwithstanding any other provision of this Agreement (including without limitation Section 2(b) above):
(i)The Employee is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action Omnicom or any Omnicom Affiliate takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither Omnicom nor any of its Affiliates makes any representation or undertaking regarding the treatment of any tax associated with the awarding or vesting of the RSUs or the subsequent sale of Shares issuable pursuant to the RSUs. Omnicom and its Affiliates do not commit and are under no obligation to structure the RSUs to reduce or eliminate the Employee’s tax liability.
(ii)Prior to any event in connection with the RSU (e.g., vesting) that Omnicom determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any social tax obligation (the “Tax Withholding Obligation”), the Employee shall make arrangements satisfactory to Omnicom for the satisfaction of any Tax Withholding Obligation that arise in connection with his/her RSUs, including, without limitation, by electing to have the administrator of the Plan withhold a portion of the vested Shares on the Vesting Date in payment of the relevant withholding taxes or maintaining sufficient cash in the Employee’s Brokerage Account for payment of the relevant withholding taxes. In the event Shares are withheld for the satisfaction of any Tax Withholding Obligation, the number of Shares to be withheld shall equal the quotient of (A) the amount of the Tax Withholding Obligation, and (B) the Fair Market Value of the Shares on the Vesting Date.
(iii) Omnicom may refuse to issue any Shares to the Employee until such Employee satisfies the Tax Withholding Obligation. To the maximum extent permitted by law, Omnicom has the right to retain without notice from Shares issuable under the RSUs or from salary payable to the Employee, Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.
4.Definitions. For purposes of this Agreement, the terms set forth below shall have the following meanings:
a) “Affiliate” of Omnicom or the Company, as the case may be, means any person, firm, corporation or other form of entity that directly, or indirectly through one or more intermediaries,

controls, or is controlled by, or is under common control with Omnicom or the Company, as the case may be as determined by Omnicom.
b) “Client” means any person, firm, corporation or other form of entity to whom any member of the Group (i) rendered services at any time during the Employment Period or (ii) had made a Pitch at any time during the Employment Period, or the six months immediately following, the Termination Date.
c) “Company” means the Omnicom Affiliate by whom the Employee is employed as of the date of this Agreement and each other Omnicom Affiliate by whom the Employee is employed at any time during the Employment Period, notwithstanding anything in the Plan to the contrary.
d)“Disqualification” means the time when the Employee is no longer a Qualified Employee for any reason whatsoever, as determined by Omnicom.
e)“Disqualification Date” means the date on which the Disqualification occurs.
f)“Employee” means the Employee set forth in the Grant Notice.
g)“Employment Period” means the period that the Employee is employed by any member of the Group.
h)“Full Time” means no less than an average of thirty-five (35) hours per week; provided, however, that if the Employee is employed by a Company located outside of the United States in which the legal definition of full-time employment is less than thirty-five (35) hours per week, “Full Time” means the number of hours required by law in that country.
i)“Grant Date” means the Grant Date set forth in the Grant Notice.
j)“Group” means (i) if the Company operates within an Omnicom network, all of the companies, group of companies and divisions operating under a global or national brand of such Omnicom network, and (ii) if the Company operates as part of a division or separate company independent of an Omnicom network, all companies and divisions operating under such independent brand.
k)“Omnicom” means Omnicom Group Inc., a New York corporation.
l)“Pitch” means a new business presentation or similar offering of services; provided, however, a general mailing or an incidental contact shall not be deemed a Pitch.
m)“Qualified Employee” means an employee of either Omnicom or an Omnicom Affiliate scheduled to work Full Time on a recurring and consistent weekly or monthly basis with no defined or expected end date for his or her employment. For the avoidance of doubt, an employee who is on a leave of absence approved by Omnicom or the Company shall continue to be deemed a Qualified Employee during such leave.
n) “Restricted Client” means any person, firm, corporation or other form of entity to whom any member of the Group (i) rendered services at any time during the one-year period prior to the Termination Date, or (ii) had made a Pitch at any time during the one-year period immediately preceding, or the six months immediately following, the Termination Date.
o)“Restricted Period” means the Employment Period and the one year period immediately following the end of the Employment Period.

p)“Share” means a share of Stock.
q)“Termination Date” means the date on which the Termination of Employment occurs.
r) “Termination of Employment” means the time when the Employee is no longer employed by any Omnicom Affiliate for any reason whatsoever, as determined by Omnicom or an Omnicom Affiliate.
5.Nontransferability. No right or interest of the Employee in the RSUs not yet vested may be pledged, encumbered, or hypothecated to or in favor of any party other than Omnicom or an Omnicom Affiliate, or shall be subject to any lien, obligation, or liability of the Employee to any other party other than Omnicom or an Omnicom Affiliate. No RSU not yet vested shall be assigned, transferred, or otherwise disposed of by the Employee other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee. Notwithstanding the foregoing, to the extent and under such terms and conditions as determined by the Committee, the Employee may assign or transfer the RSUs not yet vested (each transferee thereof, a “Permitted Assignee”) (i) to the Employee’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of the Employee and/or one or more of the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Employee or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided, however, that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and this Agreement relating to the transferred RSUs and shall execute an agreement satisfactory to Omnicom evidencing such obligations; and provided further that the Employee shall remain bound by the terms and conditions of the Plan.
6.Non-Solicitation/Non-Servicing and Protection of Confidential Information Agreement.
a)In consideration for and in order to be eligible to receive the voluntary grant of the RSUs provided in this Agreement, the receipt of Confidential Information and for other good and valuable consideration (including the receipt of other compensation paid to the Employee in connection with the Employee’s employment by a member of the Group), except on behalf of a member of the Group, the Employee will not, as an individual, employee, consultant, independent contractor, partner, shareholder, member or in association with any other person, firm, corporation or other form of entity, directly or indirectly, and regardless of the Employee continuing to be employed by a member of the Group or the reason for the Employee ceasing to be so employed by any member of the Group:
(i)during the Employment Period, directly or indirectly, solicit business on behalf of, render any services to, engage in, or have any ownership interests or other affiliation in, any business or other endeavor, which is engaged in the business of the same nature as or competitive with any member of the Group; provided, however, that nothing contained in this clause (i) shall be deemed to prevent the undersigned from owning less than ¼ of 1% of the shares of any publicly held corporation engaged in any such business;
(ii)during the Restricted Period, solicit, render services to or for, or accept from, any Restricted Client, any business of the type performed by any member of the Group for such Restricted Client or persuade or attempt in any manner to persuade any Restricted Client to cease to do business or to reduce the amount of business which any such Restricted Client has customarily done or is reasonably expected to do with members of the Group; provided, however, that solely with respect to this Section 6(a)(ii), the definition of Restricted Client shall be limited to the particular product, brand or service of such Restricted Client in respect of which at any time during the one-year period prior to the Termination Date, the Employee (A) had a servicing relationship, supervisory responsibility or other involvement, or (B) participated in, supervised or had any responsibility or other involvement in a Pitch; and
(iii)during the Restricted Period, employ as an employee or retain as a consultant any person, firm, corporation or other form of entity who is then or at any time during the one-year period prior to the Termination Date was, an employee of or exclusive consultant to a member of the Group, or persuade or attempt to persuade any employee of or exclusive consultant to a member of the Group to leave the employ of such member of the Group or to become employed as an employee or retained as a consultant by any other person, firm, corporation or other form of entity; provided, however, a solicitation pursuant to general recruitment advertising that is not directed at the employees or exclusive consultants of any member of the Group shall not be deemed to be a breach of this provision.
b)As a professional in a highly service-oriented and creative business, the Employee understands and agrees that his/her position with the Company requires and will continue to require services which are of a special character and which places him/her in a position of confidence and trust with the Clients and employees of members of the Group. The Employee further acknowledges that his/her services to the Clients necessarily require that the Employee have access to Confidential Information (as defined below) of members of the Group and their respective Clients and that, in the course of his/her employment with or rendering of services to the Company, the Employee will develop personal relationships with the Clients and knowledge of those Clients’ affairs and requirements. Accordingly, the Employee acknowledges that the type and periods of restrictions imposed in this Agreement are fair and reasonable and are reasonably required in order to protect and maintain the proprietary interests of the members of the Group, other legitimate business interests of members of the Group, and the goodwill associated with the members of the Group. The Employee further understands and agrees that the Restricted Clients may be serviced from any location and accordingly it is reasonable that the covenants set forth herein are not limited by narrow geographic area but generally by the location of such Restricted Clients. In the event that any covenant contained in this Agreement shall be determined by any court or other tribunal of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, (i) such covenant shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court or other tribunal making such determination, and (ii) in its reduced form, such covenant shall then be enforceable, but such reduced form of covenant shall only apply with respect to the operation of such covenant in the particular jurisdiction in or for which such adjudication is made.
c)The Employee hereby acknowledges and agrees that for so long as the Employee has been employed by the Company (which term, as used in this Section 6(c) and Section 6(d) shall be deemed to include any Affiliate of the Company), the Employee has acquired and shall continue to acquire and have access to confidential or proprietary information about the Company and/or its Clients, including but not limited to, trade secrets, methods, models, passwords, access to computer files, financial information and records, computer software programs, agreements and/or contracts between the Company and its Clients, Client contacts, creative policies and ideas, advertising campaigns, public relations campaigns, creative and media materials, graphic design, budgets, practices, concepts, strategies, methods of operation, financial or business projections of the Company, and information about or received from its Clients (collectively, “Confidential Information”). Accordingly, in consideration for and in order to be eligible to receive the voluntary grant of the RSUs provided in this

Agreement, for so long as the Employee is employed by a member of the Group and thereafter, the Employee will retain in strictest confidence all Confidential Information and shall not disclose any such Confidential Information to anyone outside the members of the Group and Omnicom, except in the course of the Employee’s duties for the Company or with Omnicom’s express written consent. The Employee hereby acknowledges that he/she is aware that such Confidential Information is not readily available to the public, and agrees that he/she will not at any time utilize such Confidential Information for his/her own benefit or for the benefit of third parties.
d)The Employee hereby acknowledges and agrees that all materials created or modified by the Employee for so long as the Employee is employed by the Company, including, without limitation, all works of authorship, inventions, processes, ideas, methods, concepts and other tangible and intangible materials (collectively, “Work Product”), shall be “work for hire” and that the Company and/or Omnicom shall be the exclusive owner of the Work Product and all intellectual property rights associated with the Work Product, including all trademarks, patents or copyrights contained therein. To the extent any Work Product does not qualify as “work for hire”, the Employee hereby assigns ownership of all such Work Product to the Company and/or Omnicom and agrees to take all reasonable measures, at the Company’s expense, to perfect such rights in the Company and/or Omnicom. The Employee hereby appoints the Company and/or Omnicom as his/her attorney-in-fact with the limited power to execute assignments of such Work Product. If the Employee is an employee in the State of California, the parties hereto agree and acknowledge that the terms of this paragraph shall be subject to the terms of Section 2870 of the California Labor Code, a copy of which is annexed to this Agreement. The Employee hereby agrees to advise the Company and/or Omnicom promptly in writing of any inventions that he/she believes meet the criteria set forth in Section 2870. The Employee is hereby notified of the Employee’s immunity rights under the Defend Trade Secrets Act, which states: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.”
e)Each of the covenants and agreements contained in this Section 6 (collectively, the “Protective Covenants”) is separate, distinct and severable. All rights, remedies and benefits expressly provided for in this Section 6 are cumulative and are not exclusive of any rights, remedies or benefits provided for by law, in this Section 6 or otherwise, and the exercise of any remedy by a party hereto shall not be deemed an election to the exclusion of any other remedy (any such claim by the other party being hereby waived). The provisions of this Section 6 are not in lieu of, but are in addition to the continuing obligations of the Employee (which the Employee hereby acknowledges) to not use or disclose Confidential Information known to the Employee until any particular piece of Confidential Information becomes generally known to the public (through no action of the Employee), whereupon the restriction on use and disclosure shall cease as to that particular item. The existence of any claim, demand, action or cause of action that the Employee may have against Omnicom or any of its Affiliates, whether predicated pursuant to this Section 6 or otherwise, shall not constitute a defense to the enforcement of the provisions of this Section 6 or any other provision or provisions of this Agreement. The covenants contained in this Section 6 for the benefit of Omnicom and the members of the Group, shall survive any termination of this Agreement and may be waived in whole or in part by Omnicom without the consent of any other person, firm, corporation or other form of entity. The temporal duration of the Protective Covenants shall not expire, and shall be tolled, during any period in which the Employee is in violation of any of such Protective Covenants, and all such Protective Covenants shall automatically be extended by the period of such violation. The Employee further acknowledges that he/she is a highly regarded employee who considered the terms and conditions upon which he/she is electing to be granted the RSUs and that he/she has been advised and has had the opportunity to obtain counsel of his/her choice in connection with reviewing and executing this Agreement.
f)By acceptance of the grant of RSUs, the Employee agrees that if the Employee were, without authority, to use or disclose Confidential Information, or otherwise breach any of the Protective Covenants, or threaten to do so, in addition to all other available remedies (including without limitation seeking such damages as it can show it has sustained by reason of such breach), (i) Omnicom and/or any member of the Group shall be entitled to specific performance and injunctive and other appropriate relief (without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law) to prevent the Employee from doing so, and/or (ii) Omnicom (by action of the Chairman, Chief Executive Officer, President, Chief Financial Officer or General Counsel of Omnicom (other than with respect to his or her own RSUs)) may cause any or all of the following actions to occur: (x) the RSUs granted hereunder shall become void, shall be forfeited and shall terminate effective the date on which the Employee entered into such activity, (y) any vested Shares acquired by the Employee pursuant to the grant hereunder shall be forfeited and returned to Omnicom, and (z) any gain realized by the Employee from the sale or transfer of Shares acquired through the grant hereunder, shall be returned by the Employee to Omnicom. The Employee acknowledges that the harm caused to Omnicom and/or members of the Group by the breach or anticipated breach of this Agreement is by its nature irreparable because, among other things, it is not readily susceptible of proof as to the monetary harm that would ensue. The Employee consents that any interim or final equitable relief entered by a court of competent jurisdiction shall, at the request of Omnicom and/or a member of the Group be entered on consent and enforced by any court having jurisdiction over the Employee, without prejudice to any rights either party may have to appeal from the proceedings that resulted in any grant of such relief.
g)During the Restricted Period, prior to accepting employment with any subsequent employer, the Employee shall notify any prospective employer in writing of his/her obligations under this Agreement. In addition, immediately after accepting employment with a subsequent employer, the Employee shall provide Omnicom with a copy of the notice that was sent by him/her to such subsequent employer.
h)The Employee acknowledges and agrees that if the Employee has received an equity award (including any restricted stock, restricted stock unit or stock option award) from Omnicom during or after 2005 pursuant to the Plan or any other current or former equity plan of Omnicom, the Employee has previously agreed to restrictions similar to those set forth in this Section 6 (the “Prior Restrictions”) and such Prior Restrictions shall remain in full force and effect and shall be in addition to the Employee’s obligations under this Section 6.
i)Nothing in this Agreement shall prohibit the Employee from (A) disclosing information and documents when required by law, subpoena or court order (subject to the requirements of the foregoing sentence), (B) disclosing information and documents to the Employee’s attorney or tax adviser for the purpose of securing legal or tax advice, (C) reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of provincial, state or federal law or regulation (including the right to receive an award for information provided to any such government agencies), (D) disclosing the Employee’s post-employment restrictions in this Agreement in confidence to any potential new employer or (E) retaining, at any time, the Employee’s personal correspondence, the Employee’s personal contacts and documents related to the Employee’s own personal benefits, entitlements and obligations.
7.Investment Representation and Compliance With Applicable Law. The Employee hereby represents and covenants that (a) the RSUs and the related Stock will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act, unless such acquisition has been registered under the Securities Act and any applicable state securities law; and (b) any subsequent sale of any such RSUs or the related Stock unless their acquisition had been so registered, shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws.
8.No Understandings as to Employment. Nothing in the Plan, the grant of the RSUs or in this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company, Omnicom or any Omnicom Affiliate to employ the Employee for any period or shall interfere with or restrict in any way the rights of the Company, Omnicom and the Omnicom Affiliates to discharge the Employee at any time for any reason whatsoever, with or without cause.
9.Plan Incorporated. The Employee accepts the RSUs herein subject to all of the provisions of the Plan, which are incorporated into this Agreement by reference, including the provisions that authorize the Committee to administer and interpret the Plan and which provide that the Committee’s decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected hereby. Except with respect to definitions used in this Agreement, in the event of a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. Terms not otherwise defined in this Agreement shall have the meanings ascribed in the Plan.
10.Amendment. The award of RSUs and this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee, provided that, except as provided by Article 10 of the Plan, neither the amendment, modification, suspension nor termination of this Agreement shall, without the consent of the Employee, adversely alter or impair any rights or obligations of the Employee under this Agreement with respect to the award of RSUs in any material way.
11.Assignment. The parties hereto agree that Omnicom shall have the right to assign this Agreement, and accordingly, this Agreement shall inure to the benefit of, and may be enforced by, any and all successors and assigns of Omnicom, including, without limitation, by asset assignment, stock sale, merger, consolidation or other corporate reorganization. Subject to Section 5, the Employee agrees that his/her obligations under this Agreement are personal to him/her, and the Employee shall not have the right to assign or otherwise transfer his/her obligations hereunder. Any purported assignment or transfer by the Employee shall be void and ineffective.
12.Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto (including, without limitation, the validity or enforcement of this Agreement), shall be governed by the laws of the State of New York without regard to any conflicts or choice of laws provisions of the State of New York that would result in the application of the law of any other jurisdiction.
13.Notice. Any notice to be given to Omnicom under the terms of this Agreement shall be addressed to the Office of the General Counsel of Omnicom at 280 Park Avenue, New York, New York 10017, and any notice to be given to the Employee shall be addressed to the Employee at the address set forth beneath his or her signature hereto, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.
14.Headings. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

15.Further Assurances. The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement. The Employee acknowledges that any sale of Stock issued from the RSUs following the date of vesting shall be further evidence of the Employee’s acceptance of the terms of this Agreement, including Section 6 of this Agreement.
16.Entire Agreement. This Agreement, including the Grant Notice and this Restricted Stock Unit Agreement attached as Exhibit A to the Grant Notice, subject to the terms and conditions of the Plan, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. Notwithstanding the foregoing, any other confidentiality agreement, non-solicitation/non-servicing agreement or any other type of restrictive covenant agreement that the Employee has entered into prior to the date hereof or may enter into after the date hereof with Omnicom or one of its Affiliates shall remain in full force and effect. No oral understandings, oral statements, oral promises or oral inducements between the parties hereto relating to this Agreement exist. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth in this Agreement, have been made by the parties hereto.
17.Remedies. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
18.Acceptance; Counterparts. The Employee acknowledges and agrees that the Employee’s acceptance of the terms of this Agreement through electronic means shall have the same force and effect as an acceptance made in writing. This Agreement may be executed in two or more counterparts, or by facsimile transmission, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
19.Waiver. By signing and returning this Agreement, the Employee agrees that the Employee’s rights in respect of the RSUs (including upon Termination of Employment) shall be defined solely by the Plan and the provisions of this Agreement. Accordingly, the Employee waives all other claims he/she may have against Omnicom or any of its Affiliates, and their respective officers, directors, agents and employees for any losses or damages arising out of the forfeiture of any RSUs as a result of such Termination of Employment, or otherwise in relation to the Plan with respect to such RSUs.
20.Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any other person except the Employee, Omnicom and the Affiliates of Omnicom any rights or remedies hereunder or shall create any third party beneficiary rights in any person (other than Affiliates of Omnicom).
21.No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of law or contract interpretation that provides that in the case of ambiguity or uncertainty a provision should be construed against the draftsman will be applied against any party hereto. The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted.
22.Committee Authority. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, Omnicom and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
23.Agreement Severable. In the event that any provision in this Agreement is held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
24.Employee Data Privacy.
a)The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this document by Omnicom and/or the Company for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan.
b)The Employee understands that Omnicom and/or the Company hold certain personal information, including, but not limited to, name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any of its Affiliates, details of all entitlement to RSUs and Shares awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.
c)The Employee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Employee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Employee’s country. The Employee understands that the Employee may request a list with the names and addresses of any potential recipients of the Data by contacting the Employee’s local human resources representative.
d)The Employee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party. The Employee understands that Data shall be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. The Employee understands that the Employee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Employee’s local human resources representative. The Employee understands, however, that refusing or withdrawing consent may affect the Employee’s ability to participate in the Plan. For more information on the consequences of the refusal to consent or withdrawal of consent, the Employee understands that the Employee may contact the Employee’s local human resources representative.
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Annex I
to Restricted Stock Unit Agreement

California Labor Code Section 2870

Employment agreements; assignment of rights

e)(a)    Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his rights in an invention to his employer shall not apply to an invention that the employee developed entirely on his own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
(i) relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
(ii) result from any work performed by the employee for the employer.
f)(b)    To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.